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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation in this Registration Statement of Andover Medical, Inc. on Form SB-2/A, for the registration of 24,913,225 shares of common stock, of our report dated May 2, 2007, on our audit of the financial statements of Ortho-Medical Products, Inc. as of December 31, 2006 and 2005. We also consent to the reference to our firm under the caption "Experts."

/s/ MANTYLA MCREYNOLDS, LLC

Mantyla McReynolds, LLC
Salt Lake City, Utah
November 28, 2007

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  Exhibit 23.3